UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110
Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2020, Inovio Pharmaceuticals, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Agreement”) with Advaccine Biopharmaceuticals Suzhou Co., Ltd. (“Advaccine”). Under the terms of the Agreement, the Company has granted to Advaccine the exclusive right to develop, manufacture and commercialize the Company’s vaccine candidate INO-4800 within the territories of China, Taiwan, Hong Kong and Macau (referred to collectively as “Greater China”). Advaccine will not have the right to grant sublicenses, other than to affiliated entities, without the Company’s express prior written consent. As part of the collaboration, Advaccine has also granted to the Company a non-exclusive license to certain DNA vaccine manufacturing processes.

The Company and Advaccine have collaborated since January 2020 to leverage Advaccine’s clinical development expertise to conduct an early-stage clinical trial in China in parallel with the Company’s clinical development efforts in the United States and South Korea. In December 2020, the Company and Advaccine announced that they had dosed the first subject in a Phase 2 clinical trial of INO-4800 in China. This trial is independent of the Company’s ongoing clinical trial of INO-4800, called INNOVATE, being conducted in the United States.

Under the Agreement, Advaccine will make an upfront payment to the Company of $3.0 million. In addition to the upfront payment, the Company is entitled to receive up to an aggregate of $108.0 million upon the achievement of specified milestones related to the development, regulatory approval and commercialization of INO-4800, including the achievement of specified net sales thresholds for INO-4800 in Greater China, if approved. The Company will also be entitled to receive a royalty equal to a high single-digit percentage of annual net sales in each region within Greater China, subject to reduction in the event of competition from biosimilar products in a particular region and in other specified circumstances. Advaccine’s obligation to pay royalties will continue, on a licensed product-by-licensed product basis and region-by-region basis, for ten (10) years after the first commercial sale in a particular region within Greater China or, if later, until the expiration of the last-to-expire patent covering a given licensed product in a given region.

Under the Agreement, Advaccine will be responsible for the development and commercialization of the licensed products at its own cost and expense and shall use commercially reasonable efforts to develop, obtain and maintain regulatory approval of INO-4800, as well as the Company’s CELLECTRA device and arrays for use in connection with the administration of INO-4800, in each region in Greater China. In the event that the Company has not initiated the planned Phase 3 segment of its ongoing clinical trial of INO-4800 in the United States within one year after entering into the Agreement, Advaccine may elect to conduct a Phase 3 clinical trial outside of Greater China at its own cost and expense for the purposes of obtaining regulatory approval in China, subject to the Company’s right to review and approve the protocols and design of such a trial.

Under the Agreement, the Company will supply Advaccine’s clinical requirements of INO-4800 and devices, although Advaccine may manufacture INO-4800 for its clinical use and may procure alternate suppliers. Advaccine is responsible for the manufacture and supply of INO-4800 itself or through a contract manufacturer for commercial use. Upon Advaccine’s reasonable request, the parties may negotiate a separate clinical and/or commercial supply agreement.

The Agreement will continue in force on a region-by-region basis until Advaccine has no remaining royalty obligations in such region. Either party may terminate the Agreement (i) in the event the other party shall have materially breached its obligations thereunder and such default shall have continued for a specified period after written notice thereof or (ii) upon the bankruptcy or insolvency of the other party. In addition, the Company may terminate the agreement, upon prior written notice, if Advaccine (i) ceases all development or commercialization activities for at least nine months, subject to certain exceptions, or (ii) challenges the validity, enforceability or scope of any of the patents licensed by the Company to Advaccine under the Agreement, subject to certain conditions. Advaccine may terminate the Agreement at any time for convenience upon nine months’ written notice to the Company, if such notice is provided before the first commercial sale of INO-4800 in Greater China, or 18 months’ written notice thereafter; provided that the Company may accelerate the effectiveness of such termination to the extent permitted by law.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 7.01	Regulation FD Disclosure.

On January 4, 2021, the Company issued a press release announcing the Agreement. A copy of this press release is furnished herewith as Exhibit 99.1 to this report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated January 4, 2021.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: January 4, 2021	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer